Exhibit 16.1
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                         [DELOITTE & TOUCHE LETTERHEAD]




April 16, 2003












April 16, 2003

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4 of Innovative Micro Technology, Inc.'s Form 8-K dated April 16, 2003, and we agree with the statements made therein.

Yours truly,



/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP